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                                                                   Exhibit 10.11

                          HITTITE MICROWAVE CORPORATION

                            STOCK PURCHASE AGREEMENT

                             AS OF NOVEMBER 20, 2000

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SECTION 1 PURCHASE AND SALE........................................................1

     1.1   DESCRIPTION OF SECURITIES...............................................1

     1.2   SALE AND PURCHASE.......................................................1

     1.3   CLOSING.................................................................1

     1.4   USE OF PROCEEDS BY THE COMPANY FROM THE CLOSING.........................1

     1.5   TRANSFER TAXES..........................................................2

SECTION 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................2

     2.1   ORGANIZATION AND CORPORATE POWER........................................2

     2.2   AUTHORIZATION AND NON-CONTRAVENTION.....................................2

     2.3   CORPORATE RECORDS.......................................................3

     2.4   CAPITALIZATION..........................................................3

     2.5   SUBSIDIARIES, INVESTMENTS...............................................4

     2.6   FINANCIAL STATEMENTS; PROJECTIONS.......................................4

     2.7   ABSENCE OF CERTAIN DEVELOPMENTS.........................................4

     2.8   ABSENCE OF UNDISCLOSED LIABILITIES......................................5

     2.9   ACCOUNTS PAYABLE; ACCOUNTS RECEIVABLE; BACKLOG..........................5

     2.10  TRANSACTIONS WITH AFFILIATES, DISTRIBUTIONS TO STOCKHOLDERS.............6

     2.11  TITLE TO PROPERTIES.....................................................6

     2.12  TAX MATTERS.............................................................7

     2.13  CERTAIN CONTRACTS AND ARRANGEMENTS......................................7

     2.14  INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS.....................9

     2.15  DISABLING CODES........................................................11

     2.16  PERFORMANCE OF COMMERCIAL PRODUCTS.....................................11

     2.17  LITIGATION.............................................................11

     2.18  LABOR MATTERS..........................................................11
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     2.19  EMPLOYEE BENEFIT PROGRAMS..............................................12

     2.20  LIST OF CERTAIN EMPLOYEES; SUPPLIERS AND CUSTOMERS.....................13

     2.21  INSURANCE..............................................................13

     2.22  WARRANTY AND RELATED MATTERS...........................................14

     2.23  PERMITS; COMPLIANCE WITH LAWS..........................................14

     2.24  ENVIRONMENTAL MATTERS..................................................14

     2.25  INVESTMENT BANKING; BROKERAGE..........................................15

     2.26  SOLVENCY...............................................................15

     2.27  INFORMATION SUPPLIED BY THE COMPANY....................................15

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.........................16

     3.1   INVESTMENT STATUS......................................................16

     3.2   AUTHORITY..............................................................16

     3.3   INVESTMENT BANKING; BROKERAGE FEES.....................................17

SECTION 4 CONDITIONS OF PURCHASE BY THE INVESTORS AT CLOSING......................17

     4.1   SATISFACTION OF CONDITIONS.............................................17

     4.2   OPINION OF COUNSEL.....................................................17

     4.3   AUTHORIZATION..........................................................17

     4.4   AMENDED AND RESTATED CERTIFICATE OF INCORPORATION......................17

     4.5   DELIVERY OF DOCUMENTS..................................................17

     4.6   REGISTRATION RIGHTS AGREEMENT..........................................18

     4.7   STOCKHOLDERS AGREEMENT.................................................18

     4.8   NO MATERIAL ADVERSE CHANCE.............................................18

     4.9   ALL PROCEEDINGS SATISFACTORY...........................................18

     4.10  INVESTORS' FEES........................................................18

     4.11  NO VIOLATION OR INJUNCTION.............................................18
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     4.12  CONSENTS AND WAIVERS...................................................18

     4.13  ELECTION OF DIRECTORS..................................................19

     4.14  INVENTIONS AND NON-COMPETE AGREEMENTS..................................19

     4.15  AUDIT..................................................................19

     4.16  MANAGEMENT COMPENSATION................................................19

SECTION 5 COVENANTS OF THE COMPANY................................................19

     5.1   FINANCIAL STATEMENTS...................................................19

     5.2   BUDGET.................................................................20

     5.3   CONDUCT OF BUSINESS....................................................20

     5.4   PAYMENT OF TAXES.......................................................20

     5.5   COMPLIANCE WITH LAWS...................................................20

     5.6   ADVERSE CHANGES........................................................20

     5.7   INSURANCE..............................................................20

     5.8   LIFE INSURANCE.........................................................21

     5.9   AFFILIATED TRANSACTIONS................................................21

     5.10  INFORMATION AND INSPECTION.............................................21

     5.11  MANAGEMENT COMPENSATION................................................22

     5.12  STOCK OPTIONS; RESTRICTED STOCK........................................22

     5.13  NO CONFLICTING AGREEMENTS..............................................22

     5.14  INVENTIONS AND NON-COMPETE AGREEMENTS..................................22

     5.15  ENFORCEMENT OF CERTAIN AGREEMENTS......................................22

     5.16  NEGATIVE COVENANTS.....................................................22

SECTION 6 SURVIVAL; INDEMNIFICATION...............................................23

     6.1   SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS...................23

     6.2   INDEMNIFICATION FOR VICARIOUS LIABILITY................................24
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     6.3   ATTORNEYS' FEES........................................................26

SECTION 7 DEFINITIONS.............................................................26

SECTION 8 GENERAL.................................................................27

     8.1   AMENDMENTS, WAIVERS AND CONSENTS.......................................28

     8.2   LEGEND ON SECURITIES...................................................28

     8.3   GOVERNING LAW..........................................................28

     8.4   SECTION HEADINGS AND GENDER............................................28

     8.5   COUNTERPARTS...........................................................28

     8.6   NOTICES AND DEMANDS....................................................29

     8.7   DISPUTE RESOLUTION.....................................................29

     8.8   REMEDIES, SEVERABILITY.................................................30

     8.9   INTEGRATION............................................................31

     8.10  CONFIDENTIALITY........................................................31

     8.11  SUCCESSORS AND ASSIGNS.................................................31
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EXHIBITS

Exhibit A      -     Investors
Exhibit B      -     Form of Amended and Restated Certificate of Incorporation
Exhibit C      -     Form of Opinion of Choate, Hall & Stewart
Exhibit D      -     Form of Registration Rights Agreement
Exhibit E      -     Form of Stockholders Agreement
Exhibit F      -     Form of Director Indemnification Agreement
Exhibit G-1    -     Form of Non-Compete Agreement
Exhibit G-2    -     Form of Non-Solicitation Agreement
Exhibit H      -     Form of Proprietary Information, Confidentiality and
                     Inventions Agreement

SCHEDULES

DISCLOSURE SCHEDULE

Section 2.1    -     Foreign Qualification
Section 2.4    -     Capitalization
Section 2.6    -     Financial Statements; Projections
Section 2.7    -     Certain Developments
Section 2.8    -     Undisclosed Liabilities
Section 2.9(a) -     Accounts Payable
Section 2.9(b) -     Accounts Receivable
Section 2.9(c) -     Backlog
Section 2.10   -     Transactions with Affiliates
Section 2.11   -     Properties
Section 2.12   -     Tax Matters
Section 2.13   -     Certain Contracts and Arrangements
Section 2.14   -     Intellectual Property Rights; Employee Restrictions
Section 2.15   -     Disabling Codes
Section 2.16   -     Existing Products
Section 2.17   -     Litigation
Section 2.18   -     Labor Matters
Section 2.19   -     Employee Benefit Programs
Section 2.20(a)-     List of Certain Employees
Section 2.20(b)-     List of Certain Suppliers
Section 2.20(c)-     List of Certain Customers
Section 2.21   -     Insurance
Section 2.22   -     Warranty and Related Matters
Section 2.27   -     Information

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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of this 20th day of November, 2000 by and among Hittite Microwave Corporation, a Delaware corporation (together with any predecessors or successors thereto as the context requires, the "COMPANY"), and the investors named in EXHIBIT A attached hereto (collectively, the "INVESTORS" and each individually, an "INVESTOR"). Except as otherwise indicated, capitalized terms used herein shall have the meanings set forth in
Section 7 hereof.

SECTION 1 PURCHASE AND SALE

     1.1 DESCRIPTION OF SECURITIES. The Company has authorized the issuance and sale to the Investors of shares of its Series A Convertible Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED STOCK"), with the rights, preferences and other terms set forth in Exhibit B attached hereto, which are convertible into shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"). For purposes of this Agreement, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock are referred to as the "CONVERSION SHARES." The Company has authorized and reserved, and covenants to continue to reserve, a sufficient number of shares of its Common Stock necessary to satisfy the conversion rights of the holders of Series A Preferred Stock as set forth in EXHIBIT B.

     1.2 SALE AND PURCHASE. Upon the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in Section 2, at the Closing (as defined in Section 1.3 hereof) each of the Investors shall purchase from the Company, and the Company shall issue and sell to each of the Investors, the number of shares of Series A Preferred Stock set forth opposite the name of such Investor in EXHIBIT A for the purchase price of $11.64028719 per share, or an aggregate of 1,288,628 shares of Series A Preferred Stock for an aggregate purchase price of $15,000,000.00 (the "PURCHASE PRICE").

     1.3 CLOSING. The closing of the purchase and sale of the Series A Preferred Stock under Section 1.2 hereof (the "Closing") shall take place at the offices of McDermott, Will & Emery, located at 28 State Street, Boston, MA 02109, 10:00 a.m. Boston time, on the date hereof or such other time and place as shall be agreed upon by the Company and the Investors (the "CLOSING DATE"). At the Closing, the Company shall issue and deliver stock certificates representing the applicable number of shares of Series A Preferred Stock to be sold by the Company under, and in consideration of the purchase price set forth in, Section 1.2 hereof to each of the Investors, free and clear of any and all Liens against payment of the full purchase price therefor by or on behalf of such Investor to the Company by wire transfer of immediately available funds.

     1.4 USE OF PROCEEDS BY THE COMPANY FROM THE CLOSING. The Company shall use the proceeds from the sale of Series A Preferred Stock hereunder (i) to pay all transaction fees incurred by the Company and the Investors (subject to Section 4.10 hereof) in connection with the transactions contemplated under this Agreement; (ii) to fund a pro rata distribution of retained earnings to the current stockholders of the Company in an amount not to exceed

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$11,000,000.00 (the "STOCKHOLDER DISTRIBUTION"); and (iii) to fund the Company's working capital, capital expenditures and other corporate needs.

     1.5 TRANSFER TAXES. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer by the Company of the Series A Preferred Stock to the Investors under this Agreement will be borne and paid by the Company and the Company shall promptly reimburse the Investors for any such tax, fee or duty which any of them is required to pay under applicable law.

SECTION 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Investors to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Investors the representations and warranties contained in this Section 2. For purposes of this Section 2, the term "Company" shall refer to the Company and all of its Subsidiaries. Such representations and warranties are subject to the qualifications and exceptions set forth in the corresponding section of the disclosure schedule delivered to the Investors pursuant to this Agreement (the "DISCLOSURE SCHEDULE").

     2.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified or registered to do business as a foreign corporation (a) in each jurisdiction listed on SECTION 2.1 OF THE DISCLOSURE SCHEDULE and (b) in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby. The copies of the Amended and Restated Certificate of Incorporation and By-laws of the Company, as amended to date (the "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION" and "BY-LAWS," respectively), which have been furnished to the Investors by the Company, are correct and complete at the date hereof, and the Company is not in violation of any term of its Amended and Restated Certificate of Incorporation or By-laws. To the Company's knowledge, the Company is not in violation of any term or provision of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to it or to which it is a party, the violation of which would have a Material Adverse Effect.

     2.2 AUTHORIZATION AND NON-CONTRAVENTION. This Agreement and all documents executed pursuant hereto are valid and binding obligations of the Company, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement and all agreements, documents and instruments contemplated hereby, the sale and delivery of the Series A Preferred Stock and, upon conversion of the Series A Preferred Stock, the issuance and delivery of the Conversion Shares, have been duly authorized by all necessary corporate action of the Company. The execution of this Agreement, the sale and delivery of the Series A Preferred Stock and, upon conversion of the Series A Preferred Stock, the issuance of the Conversion Shares, and the performance of any transaction contemplated hereby will not (i) violate, conflict with or result in a default under any contract or obligation to which the Company is a party or by which it or its assets are bound, or any provision of the Amended and

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Restated Certificate of Incorporation or By-laws of the Company, or cause the creation of any Lien upon any of the material assets of the Company; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Company; (iii) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party other than pursuant to state securities or blue sky laws; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company is a party or by which the Company is bound.

     2.3 CORPORATE RECORDS. The corporate record books of the Company accurately record all corporate action taken by its stockholders, board of directors, and committees thereof. The copies of the corporate records of the Company, as delivered to the Investors and/or their counsel for review, are true and complete copies of the originals of such documents.

     2.4 CAPITALIZATION. As of the Closing and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Company will consist of (i) 20,000,000 shares of Common Stock, of which 11,841,000 shares will be issued and outstanding, (ii) 1,288,628 shares of Series A Preferred Stock, all of which will be issued and outstanding, and (iii) 3,711,372 shares of undesignated preferred stock, par value $.01 per share, none of which will be issued and outstanding. As of the Closing and after giving effect to the transactions contemplated hereby, the outstanding shares of capital stock of the Company are held beneficially and of record by the persons identified in SECTION 2.4 OF THE DISCLOSURE SCHEDULE in the amounts indicated thereon. Except for the Company's 1989 Stock Option Plan, 1990 Stock Option Plan, 1996 Stock Appreciation Rights Plan and 1996 Stock Option Plan; each as amended, the Company has never adopted or maintained any formal stock incentive plan or other plan providing for equity compensation of any Person. The Company has terminated each of the 1989 Stock Option Plan, the 1990 Stock Option Plan and the 1996 Stock Appreciation Rights Plan and no Person has any outstanding awards or other rights thereunder. The Company has reserved an aggregate of 2,000,000 shares of Common Stock (as adjusted for stock splits, stock dividends and the like) for issuance under the 1996 Stock Option Plan, of which as of the date hereof 384,000 shares have been issued upon exercise of options granted under such plan, 722,000 shares are subject to outstanding, unexercised options and 894,000 shares remain available for future grants. SECTION 2.4 OF THE DISCLOSURE SCHEDULE sets forth the name of each holder of options, warrants or rights to purchase Common Stock, the number of shares for which such options, warrants or rights are exercisable with respect to each holder, along with the applicable vesting schedule (including any acceleration terms thereof), if any, and exercise or purchase price. Except as contemplated under this Agreement or otherwise disclosed in SECTION 2.4 OF THE DISCLOSURE SCHEDULE, there are no outstanding subscriptions, options, warrants, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company. Other than as set forth in the Amended and Restated Certificate of Incorporation, the Company has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable and will have been offered, issued, sold and delivered in compliance

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with applicable federal and state securities laws and not subject to any preemptive rights. The Company has duly and validly authorized and reserved 1,288,628 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock and the shares of Common Stock so issued will, upon such conversion, be validly issued, fully paid and non-assessable. The relative rights, preferences and other provisions relating to the Series A Preferred Stock are as set forth in EXHIBIT B attached hereto. As of the Closing and after giving effect to the transactions contemplated hereby, except as set forth in
(i) SECTION 2.4 OF THE DISCLOSURE SCHEDULE; (ii) the Amended and Restated Certificate of Incorporation; (iii) the Stockholders Agreement; or (iv) the Registration Rights Agreement, there are (x) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company's capital stock by the Company, (y) no rights to have the Company's capital stock registered for sale to the public in connection with the laws of any jurisdiction and (z) to the Company's knowledge, no documents, instruments or agreements relating to the voting of the Company's voting securities or restrictions on the transfer of the Company's capital stock.

     2.5 SUBSIDIARIES, INVESTMENTS. The Company does not have any direct or indirect Subsidiaries. The Company does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind. The term "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     2.6 FINANCIAL STATEMENTS; PROJECTIONS. Included in SECTION 2.6 OF THE DISCLOSURE SCHEDULE are (i) the audited balance sheets as of December 31, 1998 and December 31, 1999 and the related statements of income and cash flows for the fiscal periods then ended, and (ii) the unaudited balance sheet as of September 30, 2000 (the "BASE BALANCE SHEET"), and the related statements of income and cash flows for the fiscal period then ended, all of which statements (including the footnotes and schedules thereto) were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods covered thereby (except, in the case of the interim statements, for the absence of footnote disclosures and immaterial customary year-end adjustments) and fairly present in all material respects the financial condition of the Company on the dates of such statements and the results of its operations and cash flows for the periods covered thereby. Nothing has come to the attention of the Company since the date of the Base Balance Sheet which would indicate that such financial statements do not fairly present in all material respects the financial condition of the Company on the dates of such statements and results of its operations and cash flows for the periods covered thereby. Included in SECTION 2.6 OF THE DISCLOSURE SCHEDULE are projections for fiscal years ending December 31, 2000 and December 31, 2001, which represent management's good faith estimates of the Company's future financial performance based upon assumptions which management in good faith believes were reasonable when made and continues to believe to be reasonable as of the date hereof.

     2.7 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth in SECTION 2.7 OF THE DISCLOSURE SCHEDULE, since the date of the Base Balance Sheet, there has been: (a) no material adverse change in the properties, assets, business condition (financial or otherwise), prospects or results of operations of the Company; (b) no declaration, setting aside or payment of any dividend or other distribution (other than the Stockholder Distribution and normal quarterly tax

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distributions for periods prior to the Closing) with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Company; (c) no waiver of any valuable right of the Company or cancellation of any material debt or claim held by the Company; (d) no material loan by the Company to any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor; (e) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant, agent or stockholder of the Company (other than salary increases in the ordinary course of business consistent with past practice which, individually or in the aggregate, are not material); (f) no material loss, destruction or damage to any property of the Company, whether or not insured; (g) no labor trouble involving the Company and no change in the senior management or other key personnel of the Company or the terms and conditions of their employment; (h) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other material transaction by the Company otherwise than for fair value in the ordinary course of business consistent with past practice; or (i) any agreement or understanding, whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (a) through (h).

     2.8 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities or obligations (i) adequately provided for in the Base Balance Sheet, (ii) incurred by the Company since the date of the Base Balance Sheet in the ordinary course of business consistent with past practice,
(iii) under the contracts and agreements listed on the Disclosure Schedule, (iv) incurred in connection with this Agreement, (v) not required under generally accepted accounting principles to be reflected on the financial statements and
(vi) disclosed in SECTION 2.8 OF THE DISCLOSURE SCHEDULE. For purposes of this
Section 2.8, "material" liability or obligation shall mean a transaction involving potential commitment or payment by the Company in excess of $150,000.

     2.9   ACCOUNTS PAYABLE; ACCOUNTS RECEIVABLE; BACKLOG.

           (a) Except as set forth in SECTION 2.9(a) OF THE DISCLOSURE SCHEDULE, all accounts payable of the Company arose in bona fide arm's-length transactions in the ordinary course of business and no material account payable is delinquent by more than sixty (60) days in its payment. Since the date of the Base Balance Sheet, the Company has paid its accounts - payable in the ordinary course and in a manner which is consistent with its past practices. As of the date hereof, the Company has no account payable to any Person which is affiliated with it or any of its directors, officers, employees or stockholders, except as set forth in SECTION 2.9(a) OF THE DISCLOSURE SCHEDULE.

           (b) All of the accounts receivable of the Company arose in bona fide arm's-length transactions in the ordinary course of business and are valid and enforceable claims, are not subject to any set-off or counterclaim, and, to the Company's knowledge, are fully collectible in the normal course of business, after deducting the allowance for doubtful accounts stated in the Base Balance Sheet in accordance with generally accepted accounting principles. Since the date of the Base Balance Sheet, the Company has collected its accounts receivable in the

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ordinary course and in a manner which is consistent with past practices and has not accelerated or intentionally delayed any such collections. Except as set forth in SECTION 2.9(b) OF THE DISCLOSURE SCHEDULE, as of the date hereof, the Company does not have any accounts receivable from any Person which is known by the Company to be affiliated with it or any of its directors, officers, employees or stockholders. The Company has no return allowances or other obligations, written or oral, with any of its customers which require the Company to accept returns of their unsold inventory or swap it out for newer versions.

           (c) As of October 31, 2000, the Company had a backlog of firm orders for the sale of products of the Company for which revenues have not been recognized as set forth as SCHEDULE 2.9(c) OF THE DISCLOSURE SCHEDULE.

     2.10  TRANSACTIONS WITH AFFILIATES, DISTRIBUTIONS TO STOCKHOLDERS.

           (a) Except for their ongoing, regular employment relationships with the Company and as set forth in SECTION 2.10 OF THE DISCLOSURE SCHEDULE, there are no loans, leases, agreements or other transactions or continuing transactions presently in effect (i) by and between the Company and any officer, employee, director or stockholder (including any trustee or beneficiary of any trust which is a stockholder) of the Company, or any member of such officer's, employee's, director's or stockholder's immediate family, or Persons controlling, controlled by, under common control with or otherwise affiliated with such officer, employee, director or stockholder or his or her immediate family; or (ii) by and between any officer, employee' director or stockholder (including any trustee or beneficiary of any trust which is a stockholder) of the Company, or any member of such officer's, employee's, director's or stockholder's immediate family, or Persons controlling, controlled by, under common control with or otherwise affiliated with such officer, employee, director or stockholder or his or her immediate family, and any competitors, customers, distributors or suppliers of the Company and known to the Company (each, an "AFFILIATED TRANSACTION"). Each of the Affiliated Transactions were entered into and have been heretofore conducted in bona fide arm's-length transactions. Except as set forth in SECTION 2.10 OF THE DISCLOSURE SCHEDULE to the Company's knowledge, no stockholder, director, officer or employee of the Company, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer, distributor or supplier of the Company, or any organization which has a contract or arrangement with the Company except for passive investments of less than 2% in publicly-traded companies.

           2.11 TITLE TO PROPERTIES. SECTION 2.11 OF THE DISCLOSURE SCHEDULE sets forth the addresses and uses of all real property that the Company owns, leases or subleases. Except as set forth in SECTION 2.11 OF THE DISCLOSURE SCHEDULE, the Company has good, valid and (if applicable) marketable title to all of its assets, free and clear of all Liens, and none of such assets is subject to any conditional sale agreement. Such assets constitute all property which is necessary to the business of the Company and all equipment included therein is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which the Company is a party are in full force and effect and afford the Company peaceful possession of the subject matter of the lease and true and complete copies thereof have been delivered to the Investors or their counsel. To the Company's knowledge, the Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation

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applicable to the operation of its owned or leased properties, which violation would have a Material Adverse Effect, nor has it received any notice of such violation. There are no defaults by the Company or, to the Company's knowledge, by any other party which might curtail in any material respect the present use of the property of the Company. The performance by the Company of this Agreement and the transactions contemplated hereby will not result in the termination of, or in any increase of any amounts payable under, any of its leases for real property or material Liens for personal property and will not require the consent or approval from any other party to such leases.

     2.12 TAX MATTERS. The Company has timely and properly filed all federal, state, local and foreign Tax returns required to be filed by it through the date hereof, and has paid or caused to be paid all Taxes required to be paid by it through the date hereof whether disputed or not, except Taxes which have not yet accrued or otherwise become due. All Taxes and other assessments and levies which the Company was or is required to withhold or collect have been withheld and collected and, except for such Taxes which are not yet due and payable, have been paid over to the proper governmental authorities. Except as set forth in
SECTION 2.12 OF THE DISCLOSURE SCHEDULE, (i) the Company has never received written notice of any audit or of any proposed deficiencies from the Internal Revenue Service (the "IRS") or any other taxing authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof); (ii) there are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Company for any year; (iii) neither the IRS nor any other taxing authority is now asserting, or threatening to assert, against the Company any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith in respect of the income or sales of the Company; and (iv) the Company has never been a member of an affiliated group of corporations filing a consolidated federal income Tax return nor does the Company have any liability for Taxes of any other Person under Treasury Regulations Section 1.1502.6 (or any similar provision of foreign, state or local law) or otherwise. The Company is not a party to any Tax allocation or sharing arrangement. The Company is not a party to any contract, agreement, plan or arrangement covering any employee or former employee thereof that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code. The Company is not a "foreign person" within the meaning of
Section 1445 of the Code and Treasury Regulations Section 1.1445-2. The Company has not elected to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code that would have a Material Adverse Effect. The Company has been a validly existing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since the fiscal year beginning January 1, 1989. The Company has not since January 1, 1995: (A) acquired assets from another corporation in a transaction in which the Tax basis of the acquired assets was determined, in whole or in part, by reference to the Tax basis of the assets in the hands of the transferor, or (B) acquired the stock of any corporation which is or was a qualified subchapter S subsidiary within the meaning of Section 1361(b)(3)(B) of the Code.

     2.13  CERTAIN CONTRACTS AND ARRANGEMENTS. Except as set forth in SECTION
2.13 OF THE DISCLOSURE SCHEDULE (with true and correct copies delivered to the Investors' counsel), the Company is not a party or subject to or bound by:

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           (a)  any contract or agreement involving potential commitment or payment by the Company in excess of $150,000 or which is otherwise material and not entered into in the ordinary course of business;

           (b) any contract, lease or agreement involving payments in excess of $150,000 which is not cancelable by the Company without penalty on not less than sixty (60) days notice;

           (c) any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any Person or to offer any of its products;

           (d) any contract or agreement relating to the licensing, distribution, development, purchase, sale or servicing of its products requiring payments during the term in excess of $150,000;

           (e) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement;

           (f) any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or Persons related to or affiliated with such Persons;

           (g) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company, including without limitation any agreement with any stockholder of the Company which includes, without limitation, anti-dilution rights, registration rights, voting arrangements or operating covenants;

           (h)  any pension, profit sharing, retirement or stock options plans;

           (i) any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any material contract or agreement involving fixed price or fixed volume arrangements;

           (j) any joint venture, partnership, manufacturer, development, distribution, supply or similar agreement involving potential commitment or payment by the Company in excess of $150,000;

           (k) any acquisition of a business or line of business, merger or similar agreement relating to the acquisition; or

           (l) any other contract not executed in the ordinary course of business.

     All such contracts, agreements, leases and instruments are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company, and are enforceable in accordance with their respective terms. The Company has not received any written notice, and has no knowledge of any threat, to terminate any such contracts, agreements, leases or instruments. The Company is not in default in complying with any provisions of any such

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contract, agreement, lease or instrument, and no condition or event or fact exists which, with written notice, lapse of time or both would constitute a default thereunder on the part of the Company, except for any such default, condition, event or fact that, individually or in the aggregate, would not have a Material Adverse Effect.

     2.14 INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS. SECTION 2.14 OF THE DISCLOSURE SCHEDULE sets forth a list and brief description of all material Intellectual Property Rights owned by or registered in the name of the Company or of which the Company is the licensor or licensee or in which the Company has any material right (other than with respect to "off-the-shelf" software which is generally commercially available) or which is otherwise material to the conduct of the Company's business as presently conducted or proposed to be conducted. Except as set forth in SECTION 2.14 OF THE DISCLOSURE SCHEDULE:

           (a) Except where the lack thereof would not have a Material Adverse Effect, the Company has exclusive ownership of, free and clear of claims or rights of any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or possesses exclusive licenses or other rights to use, all Intellectual Property Rights necessary for the conduct of its business as presently conducted (other than with respect to "off-the-shelf" software which is generally commercially available). All Intellectual Property Rights that are used or incorporated into the Company's products or products actively under development were developed by or for the Company by the current or former employees, consultants or independent contractors of the Company pursuant to agreements with the Company regarding confidentiality, proprietary information and assignment of inventions and copyrights in substantially the forms heretofore provided to the Investors ("INVENTIONS AGREEMENT") or purchased by the Company and are licensed or owned exclusively by the Company, free and clear of claims and rights of any other Person.

           (b) The business of the Company as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company do not infringe or conflict with any patent, trademark, copyright or trade secret rights or, to the Company's knowledge, any patents or any other Intellectual Property Rights of any Person, except where any such infringement or conflict would not have a Material Adverse Effect. The Company has not received written notice from any Person asserting that any Intellectual Property Rights owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and there is no valid basis for any such claim (whether or not pending or threatened).

           (c) The Company has not received any written notice or other written claim from any Person asserting that any of the Company's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such Person nor is the Company aware of any pending or threatened claim thereof. The Company is not aware of any infringement by any other Person of any Intellectual Property Rights of the Company.

           (d) All licenses or other agreements under which the Company is granted Intellectual Property Rights (excluding licenses to use "off-the-shelf" software utilized in the Company's internal operations and which is generally commercially available) are listed in SECTION 2.14 OF THE DISCLOSURE SCHEDULE. All such licenses or other agreements are in full force and effect, there is no material default by the Company, and to the Company's knowledge, by any other party thereto and, except as set forth in SECTION 2.14 OF THE DISCLOSURE SCHEDULE, all of the rights of the Company thereunder are freely assignable. The Company is not making unlawful use of any Intellectual Property Rights granted to it under any such licenses or other agreements. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Investors and the Company has no reason to believe that the licensors under such licenses and other agreements lacked the requisite power and authority and right to grant the Intellectual Property Rights purported to be conferred thereby.

           (e) All licenses or other agreements under which the Company has granted Intellectual Property Rights to other Persons (including all end-user agreements) are listed in SECTION 2.14 OF THE DISCLOSURE SCHEDULE, with a description of any terms which vary from the Company's standard form, if any, of such licenses or other agreements. All of such licenses or other agreements provide for the grant of the Company's Intellectual Property Rights on a nonexclusive basis, and are in full force and effect and there is no material default by the Company, and to the Company's knowledge, by any other party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been made available to the Investors. All agreements, contracts and instruments which contain escrow terms or provisions with respect to the Company's Intellectual Property Rights, including, without limitation, the Company's source code, are listed in SECTION 2.14 OF THE DISCLOSURE SCHEDULE, and no other party thereto has a claim to exercise any rights under such escrow terms or provisions to acquire or obtain access to any of the Company's Intellectual Property Rights held thereunder.

           (f) The Company has taken all reasonable steps to keep confidential all technical information developed by or belonging to the Company which has not been patented or copyrighted. To the Company's knowledge, the Company is not making unlawful use of any Intellectual Property Rights of any other Person, including, without limitation, any former employer or client of any past or present employees or consultants of the Company. Except as disclosed in SECTION
2.14 OF THE DISCLOSURE SCHEDULE, neither the Company nor to the Company's knowledge, any of its employees, independent contractors or consultants has any agreements or arrangements with their former employers or clients relating to any Intellectual Property Rights of such employers or clients, which interfere or conflict with the performance of such employee's, independent contractor's or consultant's duties for the Company or result in any former employers or clients of such employees, independent contractors or consultants having any rights in, or claims on, the Company's Intellectual Property Rights. To the Company's knowledge, after due inquiry, the activities of the Company's employees, independent contractors and consultants do not violate any agreements or arrangements which they have with their former employers or clients. The Company has taken all reasonable steps to establish and preserve its ownership of all of its Intellectual Property Rights; except as set forth in SECTION 2.14 OF THE DISCLOSURE SCHEDULE, each current or former employee, independent contractor or consultant of the Company who had or has responsibility for coding or developing the Company's products or technologies or who had access to source code or other proprietary product information has executed an Inventions Agreement, and the Company has not received written notice that any employee, independent contractor or consultant is in violation of any agreement or in breach of any agreement or arrangement with former or present employers or clients relating to proprietary information or assignment of inventions. Each key employee listed in SECTION 2.14 OF THE DISCLOSURE SCHEDULE has executed a non-competition agreement, copies of which have been provided to the Investors. Without limitation of any of the foregoing and except as otherwise expressly disclosed in SECTION 2.14 OF THE DISCLOSURE SCHEDULE: (i) the Company has taken all reasonable security measures to guard against unauthorized disclosure or use of its Intellectual Property Rights; and (ii) to the Company's knowledge, no Person (including, without limitation, any former employee or consultant of the Company) has unauthorized possession of its Intellectual Property Rights, or any part thereof, and no Person has obtained unauthorized access to any of its Intellectual Property Rights.

     2.15 DISABLING CODES. The Company has taken reasonable steps and implemented reasonable procedures to ensure that its internal computer systems (consisting of hardware, software, databases or embedded control systems, (the "SYSTEMS")) are free from any disabling codes or instructions and any virus or other intentionally created, undocumented contaminant. Except as may be set forth in SECTION 2.15 OF THE DISCLOSURE SCHEDULE, the Company has in place appropriate disaster recovery plans, procedures and facilities and has taken all reasonable steps to safeguard its Systems and restrict unauthorized access thereto.

     2.16  PERFORMANCE OF COMMERCIAL PRODUCTS. Except as may be set forth in
SECTION 2.16 OF THE DISCLOSURE SCHEDULE, to the Company's knowledge, all products that the Company has distributed (whether pursuant to a pre-commercial evaluation or otherwise) to third parties or that have been designed by the Company for commercial distribution (whether or not the Company has released pre-commercial versions to third parties, either for evaluation and testing or otherwise) perform in all material respects, free of significant bugs or design defects, with each of the functions described in any published specifications or end-user documentation or other information provided to customers of the Company on which such customers relied when licensing or otherwise acquiring such products. Such products are in material compliance with all applicable industry standards and laws and regulations.

     2.17 LITIGATION. Except as set forth in SECTION 2.17 OF THE DISCLOSURE SCHEDULE, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or affecting the properties or assets of the Company, or, as to matters relating to the Company, against any officer, director or stockholder or key employee of the Company. No claim has been asserted in writing against the Company for renegotiation of any business transaction. SECTION 2.17 OF THE DISCLOSURE SCHEDULE includes a description of all litigation, claims, proceedings or investigations involving the Company or any of its officers, directors, stockholders or key employees in connection with the business of the Company occurring, arising or existing since January 1, 1995.

     2.18 LABOR MATTERS. As of the date hereof, the Company employs ninety-three (93) full-time employees, no part-time employees and has retained two (2) consultants or independent contractors. The Company is not delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. Except as set forth in SECTION 2.18 OF THE DISCLOSURE SCHEDULE or as required by law, upon termination of the employment of any such employees, consultants or independent contractors, no severance or other payments will become due. Except as set forth in SECTION 2.18 OF THE DISCLOSURE SCHEDULE, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services. The Company is and since January 1, 1995 has been in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, except where the failure to be in such compliance would not have a Material Adverse Effect. There are no charges of employment discrimination, sexual harassment or unfair labor practices except as set forth in SECTION 2.18 OF THE DISCLOSURE SCHEDULE, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to the Company's knowledge, threatened against or involving the Company. There are no union organizing activities pending or, to the Company's knowledge, threatened with respect to the Company and, to the Company's knowledge, no question concerning representations exists respecting the employees of the Company. There are no grievances, complaints or charges that have been filed under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might reasonably be expected to have a Material Adverse Effect. No arbitration or similar proceeding is pending and no claim therefor has been asserted against the Company. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company is, and at all times since January 1, 1995 has been, in material compliance with the requirements of the Immigration Reform Control Act of 1986. There are no changes pending or, to the Company's knowledge, threatened with respect to (including, without limitation, the resignation of senior management or any employee, consultant or independent contractor of the Company) nor has the Company received any notice or information concerning any prospective change with respect to such senior management, key employees or independent contractors.

     2.19  EMPLOYEE BENEFIT PROGRAMS.

           (a) SECTION 2.19 OF THE DISCLOSURE SCHEDULE sets forth a list of every Employee Program that has been maintained by the Company or to which the Company has contributed at any time since its inception and (i) is subject to ERISA; (ii) involves the issuance of options or other securities; or (iii) is otherwise material.

           (b) The terms and operation of each Employee Program comply in all material respects with all applicable laws and regulations relating to such Employee Program. There are no unfunded obligations of the Company under any Employee Program. If required, each Employee Program which has been maintained by the Company and which has at any time been intended to qualify under Section 401 (a) or 501(c)(9) of the Code has received a favorable determination or opinion or approval letter from the IRS regarding its qualification under such Section (or an application for such a determination or opinion or approval letter is not yet due to be filed with the IRS with respect to any "disqualifying provision" within the meaning of Treasury Regulation, Section 1.40(b)-1 or has been timely filed and is pending with the IRS) and has, in fact, been qualified under the applicable Section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause such Employee Program to lose its qualification under the applicable Code Section. The Company is not required to make any payments or contributions to any Employee Program pursuant to any collective bargaining agreement or any applicable labor relations law, and all

Employee Programs are terminable at the discretion of the Company without liability to the Company upon or following such termination. The Company has never maintained or contributed to any Employee Program providing or promising any health or other nonpension benefits to terminated employees, other than as required by Code Section 4980B.

     2.20  LIST OF CERTAIN EMPLOYEES; SUPPLIERS AND CUSTOMERS.

           (a) SECTION 2.20(a) OF THE DISCLOSURE SCHEDULE sets forth a detailed description of all compensation, including salary, bonus and deferred compensation, paid or payable, for each officer, employee, consultant and independent contractor of the Company who is anticipated to receive compensation in excess of $100,000 for the fiscal year ended December 31, 2000.

           (b) SECTION 2.20(b) OF THE DISCLOSURE SCHEDULE sets forth a list of all suppliers and vendors of the Company to whom the Company made payments aggregating $250,000 or more for the fiscal year ended December 31, 1999 and for the nine months ended September 30, 2000, showing, with respect to each, the name, address and dollar volume involved. Since January 1, 1999, no such supplier or vendor has canceled or otherwise terminated or materially reduced its business with the Company or materially and adversely modified its relationship with the Company nor, to the knowledge of the Company, does any supplier or vendor have any plan or intention to do so.

           (c) SECTION 2.20(c) OF THE DISCLOSURE SCHEDULE sets forth the name of each customer of the Company who accounted for more than five percent (5%) of the revenues of the Company for the fiscal years ended December 31, 1999 and the nine months ended September 30, 2000 (the "CUSTOMERS"). To the knowledge of the Company, the relationships of the Company with its Customers are good commercial working relationships. Since January 1, 1999, except as set forth in SECTION 2.20(c) OF THE DISCLOSURE SCHEDULE, no Customer of the Company has canceled or otherwise terminated its relationship with the Company or has decreased materially its purchases of the Company's products. No Customer has, to the knowledge of the Company, any plan or intention to terminate, to cancel or otherwise materially and adversely modify it relationship with the Company or to decrease materially or limit its purchase or distribution of the Company's products.

     2.21 INSURANCE. The physical properties, assets, business, operations, employees, officers and directors of the Company are insured under policies maintained by the Company in the amounts and subject to the deductibles disclosed in SECTION 2.21 OF THE DISCLOSURE SCHEDULE. Except as set forth in
SECTION 2.21 OF THE DISCLOSURE SCHEDULE and claims for health care benefits in the ordinary course, there is no claim by the Company pending under any such policies. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Said insurance is sufficient for compliance by the Company in all material respects with all requirements of applicable law and all agreements and leases to which it is a party and otherwise is of the type and in amounts customarily carried by Persons conducting business similar in nature and size to that conducted by the Company. Each such insurance policy shall continue to be in full force and effect immediately following consummation of the transactions contemplated by this Agreement. To the Company's knowledge, there is no threatened termination of any such policies or arrangements.

     2.22 WARRANTY AND RELATED MATTERS. SECTION 2.22 OF THE DISCLOSURE SCHEDULE sets forth a recitation of all outstanding product warranties, disclaimers and guarantees on any of the products that the Company distributes, services, markets, sells or produces for itself, a customer or a third party (each such product shall be referred to herein as a "COMPANY PRODUCT"). There are no existing or, to the knowledge of the Company, threatened product liability, warranty or other similar claims against the Company alleging that any Company Product is defective or fails to meet any product warranty except as set forth in SECTION 2.22 OF THE DISCLOSURE SCHEDULE and to the extent of warranty reserves. To the Company's knowledge, there are (a) no inherent design defects or systemic or chronic problems in any Company Product and (b) no liabilities for warranty or other claims or returns with respect to any Company Product relating to any such defects or problems other than those that are consistent with the Company's past experience and which will not have a Material Adverse Effect on the Company.

     2.23 PERMITS; COMPLIANCE WITH LAWS. The Company has all Permits necessary to permit it to own its property and to conduct its business as it is presently conducted and all such Permits are valid and in full force and effect, except where the failure to obtain such a Permit or its invalidity, in whole or in part, would not have a Material Adverse Effect. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. The Company is in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of its business, except where the failure to so comply would not have a Material Adverse Effect. Since January 1, 1995, the Company has not entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.

     2.24 ENVIRONMENTAL MATTERS. To the Company's knowledge and except in material compliance with applicable law, (i) no hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by the Company and (ii) no hazardous wastes, substances or materials, or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused by the Company to enter the soil or water in, under or upon any real property owned, leased or operated by the Company.

     To the Company's knowledge, the Company has complied with all applicable Environmental Laws (as defined below), except where the failure to so comply would not have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "ENVIRONMENTAL LAW" means any federal, state or local law, statute, rule or regulation or the common law relating to the protection of human health or the environment, including without limitation, the

Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976, and any statute, regulation or order pertaining to (i) the treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, or chemicals; (v) the protection of wildlife, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, abandoned or discarded barrels, containers and other closed receptacles; (vii) the health and safety of employees and other persons; and
(viii) the manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used in this Section 2.24, the terms "release" and "environment" shall have the meanings set forth in CERCLA.

     2.25 INVESTMENT BANKING; BROKERAGE. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company.

     2.26 SOLVENCY. The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

     2.27 INFORMATION SUPPLIED BY THE COMPANY. This Agreement (including the schedules and exhibits thereto), the Disclosure Schedule and the certificates and statements furnished pursuant to this Agreement by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made. To the Company's knowledge, there is no material fact directly relating to the properties, assets, business, operations, condition (financial or otherwise) or prospects of the Company (including any competitive developments) other than facts which relate to general economic or industry trends or conditions, that materially adversely affects the same that has not been set forth in this Agreement or in the Disclosure Schedule. Except as disclosed in SECTION 2.27 OF THE DISCLOSURE SCHEDULE, to the Company's knowledge, none of the officers or directors of the Company during the previous five years has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (e) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, each Investor hereby makes to the Company the representation and warranties contained in this Section 3.

     3.1 INVESTMENT STATUS. Each Investor represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act. Each Investor represents to the Company that it is purchasing the Series A Preferred Stock for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration statement or an available exemption under applicable law. Each such Investor acknowledges that such securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or unless an exemption from such registration is available. Each such Investor (a) has knowledge and experience in financial and business matters so as to be capable of evaluating and understanding the merits and risks of an investment in the Company, (b) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks of an investment in the Company and (c) is able to bear the economic risk of its investment in the Company and the Series A Preferred Stock and, if issued, the Conversion Shares in that, among other factors, such Investor can afford to hold the Series A Preferred Stock and the Conversion Shares for an indefinite period and can afford a complete loss of its investment in the Company.

     3.2 AUTHORITY. Each Investor represents that it has full right, authority and power under its charter, by-laws or governing partnership or operating agreement, as applicable, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under such Investor's charter, bylaws or governing partnership or operating agreement, as applicable. This Agreement and each agreement, document and instrument executed and delivered by each Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of each of the Investors enforceable in accordance with their respective terms and will not violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Investors.

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     3.3   INVESTMENT BANKING; BROKERAGE FEES. No Investor has incurred or become liable for any broker's or finder's fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

SECTION 4 CONDITIONS OF PURCHASE BY THE INVESTORS AT CLOSING

     Each Investor's obligation to purchase and pay for the Series A Preferred Stock to be purchased by it hereunder shall be subject to compliance by the Company with the agreements herein contained and to the fulfillment to the Investors' satisfaction, or the waiver by the Investors, on or before the Closing Date of the following conditions:

     4.1 SATISFACTION OF CONDITIONS. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date and each of the conditions specified in this Section 4 shall have been satisfied or waived in writing by the Investors.

     4.2 OPINION OF COUNSEL. The Investors shall have received from Choate, Hall & Stewart an opinion dated as of the Closing Date substantially in the form attached hereto as EXHIBIT C.

     4.3 AUTHORIZATION. The Board of Directors and stockholders of the Company shall have duly adopted resolutions in form and substance reasonably satisfactory to the Investors and shall have taken all actions necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby (including, without limitation, the issuance of the Series A Preferred Stock and the Conversion Shares as contemplated hereunder).

     4.4 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. The Company shall have duly and properly authorized and filed with the Delaware Secretary of State the Amended and Restated Certificate of Incorporation which shall create the Series A Preferred Stock, and the Amended and Restated Certificate of Incorporation shall be in effect as of the Closing Date on the terms set forth in EXHIBIT B hereto. The Company shall have delivered to the Investors a copy of the Company's Amended and Restated Certificate of Incorporation certified as of a recent date by the Delaware Secretary of State.

     4.5 DELIVERY OF DOCUMENTS. The Company shall have executed and/or delivered to the Investors (or shall have caused to be executed and delivered to the Investors by the appropriate Persons) the following:

           (a) Certificates for the Series A Preferred Stock to be purchased hereunder;

           (b) Certificates issued by (i) the Secretary of State of the State of Delaware certifying that the Company has legal existence and is in good standing; and (ii) the Secretary of State (or similar authority) of each jurisdiction in which the Company has qualified to do business as a foreign corporation as to such foreign qualification;

           (c) A certificate executed by the President or Chief Executive Officer of the Company certifying that each of the conditions under Section 4.1 have been satisfied;

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           (d)  A certificate of the Secretary of the Company which shall certify (i) the resolutions adopted by the Board of Directors and stockholders as contemplated in Section 4.3 hereof; (ii) the Company's By-laws; and (iii) the names of the officers of the Company authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers; and

           (e) Such other supporting documents and certificates as the Investors may reasonably request and as may be required pursuant to this Agreement.

     4.6 REGISTRATION RIGHTS AGREEMENT. The Company and the Investors shall have entered into the Registration Rights Agreement in substantially the form attached hereto as EXHIBIT D.

     4.7 STOCKHOLDERS AGREEMENT. The Company, the Investors and Yalcin Ayasli shall have entered into the Stockholders Agreement in substantially the form attached hereto as EXHIBIT E.

     4.8 NO MATERIAL ADVERSE CHANCE. There shall not have been any material adverse change in the properties, assets, condition (financial or otherwise), business or operations of the Company whether or not in the ordinary course of business. The Company shall have conducted its business and operations in the ordinary course of business since the date of the Base Balance Sheet.

     4.9 ALL PROCEEDINGS SATISFACTORY. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to the Investors and the issuance and sale of the Series A Preferred Stock hereunder shall be made in compliance with applicable federal and state laws.

     4.10 INVESTORS' FEES. The Company shall have paid all reasonable fees and all related out-of-pocket expenses of the Investors up to $50,000, including the legal fees and expenses incurred by McDermott, Will & Emery.

     4.11 NO VIOLATION OR INJUNCTION. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

     4.12 CONSENTS AND WAIVERS. The Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by it in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby. The Company and the Investors shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Investors, including any and all notices, consents and waivers required from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the consummation of the transactions contemplated by this Agreement, except where the failure to obtain the same would not have a Material Adverse Effect.

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     4.13  ELECTION OF DIRECTORS. The Company shall have taken proper corporate action to fix the size of the Board of Directors at no more than seven (7) members. In addition, one designee of the holders of Series A Preferred Stock (the "PREFERRED STOCK REPRESENTATIVE") shall have been elected as a director of the Company in accordance with the provisions of the Stockholders Agreement, who shall initially be Scott C. Collins, effective on the Closing Date. The Company shall have entered into an Indemnification Agreement with the Preferred Stock Representative in the form attached hereto as EXHIBIT F.

     4.14 INVENTIONS AND NON-COMPETE AGREEMENTS. Dr. Yalcin Ayasli shall have entered into an Inventions Agreement and a Non-Compete Agreement in the form attached hereto as EXHIBIT G-1 (a "NON-COMPETE AGREEMENT") and each of Peter Katzin, Mitchell Shifrin, Stephen Daly, Brian Bedard and Michael Koechlin shall have entered into a Non-Solicitation Agreement in the form attached hereto as EXHIBIT G-2 (a "NON-SOLICITATION AGREEMENT").

     4.15 AUDIT. The Company shall have provided the Investors with an audit of the Company's financial performance for the fiscal year ended December 31, 1999 and a review of the Base Balance Sheet and related statements of income and cash flows for the period ended September 30, 2000, performed by a "Big Five" accounting firm.

     4.16 MANAGEMENT COMPENSATION. The Company and the Investors shall have agreed on the compensation arrangements for Dr. Yalsin Ayasli.

SECTION 5 COVENANTS OF THE COMPANY

     The Company (which term shall be deemed to include, for purposes of this Section 5, all Subsidiaries of the Company, including any Subsidiary of the Company formed after the date of this Agreement) agrees with the Investors that it shall comply with the following covenants except as shall otherwise be expressly agreed pursuant to a written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock for so long as any shares of Series A Preferred Stock remain outstanding:

     5.1 FINANCIAL STATEMENTS. The Company shall maintain a system of accounts from which financial statements prepared in accordance with GAAP consistently applied can be derived, keep full and complete financial records and furnish to each of the Investors the following reports: (a) within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year, together with consolidated statements of income and cash flow of the Company for such year, audited by a "Big Five" independent public accounting firm selected by the Board of Directors, each of the foregoing balance sheets and statements of income and cash flow to set forth in comparative form the corresponding figures for the prior fiscal period; (b) within 45 days after the end of each quarterly accounting period, an unaudited consolidated balance sheet of the Company as at the end of such quarter and an unaudited consolidated statement of income and cash flow for the Company for such quarterly period and for the year to date, including the corresponding figures for the prior fiscal periods in comparative form, and accompanied with a certificate of the Chief Executive Officer, Vice President of Finance or the Chief Financial Officer or similar officer of the Company, on behalf of the Company, stating that nothing has come to the attention of management of the Company which would indicate that such financial statements were not true and correct in all material

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respects as of the date thereof; (c) within 30 days after the end of each monthly accounting period, an unaudited consolidated balance sheet of the Company as at the end of such monthly period and unaudited consolidated statements of income and cash flow for the Company for such monthly period and for the year to date; (d) promptly after the same are available, copies of any financial statements and reports that the Company shall send or make available generally to any of its stockholders or any regulatory authority (other than tax returns or other reports provided to regulatory authorities in the ordinary course of business); and (e) such other financial information as the Investors may reasonably request.

     5.2 BUDGET. The Company shall prepare and submit to the Investors a budget and operating plan for the Company for each fiscal year of the Company at least 30 days prior to the beginning of such fiscal year.

     5.3 CONDUCT OF BUSINESS. The Company will engage principally in the business now conducted by the Company or a business or businesses similar thereto or an extension thereof. The Company will use its reasonable best efforts to keep in full force and effect its corporate existence and all Intellectual Property Rights owned by it and useful in its business (except such rights as the Company has reasonably determined are not material to the Company's continuing operations).

     5.4 PAYMENT OF TAXES. The Company shall pay and discharge all lawful Taxes, assessments and governmental charges or levies imposed upon it or its property before the same shall become in default; PROVIDED, HOWEVER, that the Company shall not be required to pay and discharge any such Tax, assessment, charge, levy or claim so long as the validity thereof is being contested by it in good faith by appropriate proceedings and an adequate reserve therefor has been established.

     5.5 COMPLIANCE WITH LAWS. The Company shall comply with all applicable statutes, ordinances, orders; rules, regulations, policies and practices promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of its business, except where the failure to so comply would not have a Material Adverse Effect. The Company and its employees and directors shall hold all Permits as may be necessary to conduct the business of the Company in substantially the manner conducted by the Company as of the date of this Agreement, except where the failure to hold such Permits would not have a Material Adverse Effect.

     5.6 ADVERSE CHANGES. To the extent not disclosed in the financial statements to be provided under Section 5.1, the Company will promptly advise the Investors of any event which represents a material adverse change in the properties, assets, condition (financial or otherwise), business, or operations of the Company, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, could result in a Material Adverse Effect.

     5.7 INSURANCE. The Company will keep its insurable properties insured, upon reasonable business terms, against liability and the perils of casualty, fire, business interruption, and extended coverage in commercially reasonable amounts of coverage to the extent customarily maintained by companies in the same or similar business, and of similar size, as the Company. The Company will also maintain insurance against other hazards and risks and liability to Persons and property in commercially reasonable amounts and to the extent and in the manner customary for companies engaged in the same or similar business and of similar size, including errors and omissions liability insurance.

     5.8 LIFE INSURANCE. The Company shall obtain, maintain, and continue to pay the premiums on key person life insurance policies from financially sound and reputable insurers on the life of Dr. Yalcin Ayasli in the amount of $2,000,000 and any other selected members of management, as reasonably requested by the Preferred Stock Representative, for so long as such individual or individuals remain employed by the Company, in amounts determined by the Board of Directors, with proceeds payable to the Company. The Company hereby agrees that it shall not assign, borrow against or pledge any such policies.

     5.9 AFFILIATED TRANSACTIONS. All Affiliated Transactions shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from Persons unaffiliated with the Company and shall require the approval in advance by the majority of the disinterested members of the Board of Directors, which majority shall include the Preferred Stock Representative, after full disclosure of the terms thereof. The Company agrees that it will diligently enforce all of its rights under any Affiliated Transaction and shall not waive or release any rights under, or make any modifications to, any such Affiliated Transaction without first having obtained the affirmative vote or written consent of a majority of the disinterested directors (such majority to include the Preferred Stock Representative).

     5.10 INFORMATION AND INSPECTION. The Company will furnish to each Investor who together with its Affiliates hold at least 100,000 shares of Series A Preferred Stock upon reasonable notice full information regarding its business and, at all reasonable times during the Company's normal business hours and upon reasonable notice and as often as the Investors shall reasonably request, permit any authorized representative designated by the Investors to visit and inspect any of its properties, including its books and records (and to make copies and extracts therefrom), and to discuss its affairs, finances and accounts with its officers. Each Investor agrees to use, and to use its reasonable best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information, any information furnished to it by the Company which it identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, employee, affiliate, authorized representative, subsidiary, parent or prospective transferee of such Investor for the purpose of evaluating its investment in the Company as long as such partner, employee, affiliate, authorized representative, subsidiary, parent or prospective transferee is advised of, and agrees to be bound by, the confidentiality provisions of this
Section 5.10. Notwithstanding anything herein to the contrary, it is expressly understood and agreed that access by an Investor to any such confidential information of the Company shall not (i) preclude an individual who has seen such confidential information from working on similar investment opportunities for such Investor, provided that such individual does not make reference to such confidential information and does not divulge the substance of such confidential information; or (ii) prevent such Investor's employees who had access to such confidential information from using such information retained as part of their general skill, knowledge, talent and expertise.

     5.11 MANAGEMENT COMPENSATION. Compensation paid by the Company to its officers and key management employees will be comparable to compensation paid to substantially similarly situated employees in companies in the same or similar businesses of similar size and maturity and with comparable financial performance as the Company and shall be determined by the Compensation Committee of the Board of Directors, which committee shall include the Preferred Stock Representative.

     5.12 STOCK OPTIONS; RESTRICTED STOCK. All future grants of stock options or restricted stock to employees, directors or consultants shall be approved by the Compensation Committee of the Board of Directors and shall be conditioned upon the grantee agreeing to be bound by the terms of an option and/or stock agreement containing first refusal rights of the Company with respect to transfers of such stock or options, vesting over no less than a four-year period, and "lock-up" provisions upon terms as determined by the Compensation Committee of the Board of Directors prohibiting such employee, director or consultant from selling or otherwise transferring such stock or options for a certain period of time in connection with a public offering of Common Stock by the Company.

     5.13 NO CONFLICTING AGREEMENTS. The Company will not enter into or amend any agreement, contract, commitment or understanding which would restrict or prohibit the exercise by the Investors of any of their rights under this Agreement or any of the other documents, agreements or instruments contemplated hereunder or thereunder.

     5.14 INVENTIONS AND NON-COMPETE AGREEMENTS. The Company shall obtain from all new employees and consultants who are involved in the development of Intellectual Property Rights on behalf of the Company or are exposed to technical and other proprietary information of the Company duly executed Inventions Agreements in substantially the form attached hereto as EXHIBIT H.

     5.15 ENFORCEMENT OF CERTAIN AGREEMENTS. The Company agrees that it will diligently enforce all of its rights under the Stockholders Agreement, the Inventions Agreements and the Non-Compete Agreements, the Non-Solicitation Agreements and will not waive or release any rights under, or make any amendment or modification to, any such agreements without the approval of a majority of the Board of Directors, including the Preferred Stock Representative.

     5.16 NEGATIVE COVENANTS. So long as at least 250,000 shares of Series A Preferred Stock shall be outstanding, the Company shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock voting as a single class:

           (a) take any action or enter into any agreement to create or authorize any new class or series of securities which has a preference over, or is offered in a Dilutive Transaction (as defined in the Company's Amended and Restated Certificate of Incorporation ) with rights on a PARI PASSU basis with, the Series A Preferred Stock as to dividends or redemptions or with respect to the distribution of assets or other amounts in connection with a Liquidation Event or an Extraordinary Transaction (as such terms are defined in the Company's Amended and Restated Certificate of Incorporation);

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           (b)  effect (i) any Liquidation Event or (ii) any Extraordinary
Transaction other than a Qualified Sale Event (as defined in the Company's Amended and Restated Certificate of Incorporation);

           (c) declare or pay dividends or make any distributions of cash, property or securities of the Company with respect to any shares of its Common Stock or any other capital stock of the Company other than dividends or distributions required to be made on or with respect to the Series A Preferred Stock, dividends payable solely in shares of Common Stock or securities exercisable therefor and the Stockholder Distribution;

           (d) repurchase, redeem or otherwise acquire any of the outstanding capital stock of the Company, except for (i) the repurchase of unvested shares from employees, directors or consultants at cost, pursuant to the terms of agreements which were entered into in connection with the original issuance of such capital stock (or options to purchase such capital stock); and (ii) the redemption of the Series A Preferred Stock pursuant to and in accordance with the provisions of the Company's Amended and Restated Certificate of Incorporation;

           (e) amend, alter, repeal or waive any provision of, or add any provision to, the Company's Amended and Restated Certificate of Incorporation or By-laws (whether by merger, consolidation or otherwise) in a manner that adversely affects the rights, preferences or privileges of the Series A Preferred Stock or the holders of the Series A Preferred Stock;

           (f) authorize or engage in any acquisition of any corporation or business concern, whether by acquisition for cash, capital stock or otherwise, or make any other investment in another business entity or any joint venture or similar arrangement if such acquisition or investment would involve a payment or other commitment by the Company in excess of $5,000,000;

           (g) increase the number of authorized shares of Series A Preferred Stock;

           (h) authorize any reclassification or recapitalization of the outstanding capital stock of the Company;

           (i) increase the authorized number of directors constituting the Company's Board of Directors to more than seven (7); or

           (j) permit the aggregate of indebtedness (consisting of debt under credit facilities, capital leases and similar obligations) of the Company and/or its Subsidiaries on a consolidated basis measured at the end of each fiscal quarter to exceed the Company's total stockholders' equity (as determined in accordance with GAAP).

SECTION 6 SURVIVAL; INDEMNIFICATION

     6.1 SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS. All covenants, agreements, representations and warranties of the Company and the Investors made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Investor in connection herewith (a) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing regardless of any

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investigation on the part of such party or its representatives, and (b) shall bind the parties' successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to their transferees, whether so expressed or not.

     6.2   INDEMNIFICATION FOR VICARIOUS LIABILITY.

           (a) Without limitation of any other provision of this Agreement, the Company agrees to defend, indemnify and hold each Investor, their affiliates and their respective direct and indirect partners, members, stockholders, directors, officers, employees, agents and representatives and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "INDEMNIFIED PARTIES" and each individually, an "INDEMNIFIED PARTY") harmless from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities and other costs and expenses, including, without limitation, interest, penalties and any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are actually incurred by the Indemnified Parties, of any kind or nature whatsoever which may be sustained or suffered by any such Indemnified Party, in their capacity as or as a result of any action taken or omitted to be taken by them as a director, stockholder, representative or controlling person of the Company, without regard to any investigation by any of the Indemnified Parties, based upon, arising out of, by reason of or otherwise in respect of or in connection with third party or governmental claims under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise ("LAWS", including, without limitation, any third party or governmental claim alleging so-called control person liability or securities law liability ("INDEMNIFIABLE CLAIMS"); PROVIDED, HOWEVER, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof, (B) a knowing and willful violation of any Law or Laws by an Indemnified Party as finally determined by a court of competent jurisdiction or (C) a fraudulent act or omission by the Indemnified Party as finally determined by a court of competent jurisdiction.

           (b) If the indemnification provided for in Section 6.2(a) above for any reason (other than for any reason specified in items (A), (B), and (C) of the proviso in Section 6.2(a)) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investors, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investors in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Investors shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Investors, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Each of the Company and the Investors agrees that it would not be just and equitable if contribution pursuant to this Section 6.2(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this Section 6.2(b) in excess of the proceeds received by such Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

           (c) Promptly after receipt by an Indemnified Party of any Indemnifiable Claim, the Indemnified Party shall give notice thereof in writing to the Company: PROVIDED, HOWEVER, the failure to give such notice shall not relieve the Company from its obligations under this Section 6.2 except to the extent that the Company shall have been materially and adversely prejudiced as a result of the failure or delay in giving such notice. In any proceeding involving an Indemnifiable Claim, the Company shall control the defense thereof; PROVIDED that, the Indemnified Party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Company shall pay as incurred the fees and expenses of the counsel retained by the Indemnified Party in the event that (i) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

     The Company shall not, without the prior written consent of the Indemnified Party, consent to the entry of any judgment against the Indemnified Party or enter into any settlement or compromise which (i) includes an admission of fault of the Indemnified Party or (ii) does not include, as an unconditional term thereof, the full release of the Indemnified Party from all liability in respect of such Indemnifiable Claim, which release shall be in form and substance reasonably satisfactory to the Indemnified Party.

           (d)  The indemnification and contribution provided for in this
Section 6.2 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, partner, member, employee, agent or controlling person of the Indemnified Parties. The provisions of this Section 6.2 are in addition to and shall supplement those set forth in any other agreement between the Company and the Investors.

           (e) Notwithstanding anything to the contrary herein, the Company agrees to pay and hold the Investors harmless against liability for payment of all reasonable fees and disbursement of counsel in connection with the enforcement, amendment, modification or waiver of this Agreement and the agreements, documents and instruments contemplated and executed pursuant hereto.

     6.3 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement or the agreements, documents and instruments contemplated hereby and executed pursuant hereto, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and the agreements, documents and instruments contemplated hereby and executed pursuant hereto, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

SECTION 7 DEFINITIONS

     Unless the context specifically requires otherwise, capitalized terms used in this Agreement shall have the meaning specified below:

     "AFFILIATE" of any Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

     "EMPLOYEE PROGRAM" means any employee benefit or welfare plan, savings and investment plan, retirement, pension, profit sharing, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement or any similar plan or agreement.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "INTELLECTUAL PROPERTY RIGHT" means all intellectual property rights, including all patents, patent applications, patent rights, trademarks, trademark applications, trade names, trade dress, service marks, service mark applications, domain names, copyrights, copyright applications, computer programs and other computer software (including, without limitation, all source and object code, algorithms, architecture, structure, display screens, layouts and development tools), inventions, mask works, designs, samples, specifications, schematics, know-how, trade secrets,

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proprietary processes and formulae, and development tools, promotional materials, databases, customer lists, supplier, vendor and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records.

     "KNOWLEDGE OF THE COMPANY" or words or phrases of similar import shall mean the actual knowledge after due inquiry of (i) Dr. Yalcin Ayasli in his capacity as the President and Director of the Company and (ii) each of the Director-level employees of the Company who report directly to the President of the Company.

     "LIEN" means any lien, claim, option, charge, pledge, mortgage, security interest, voting agreement, trust, encumbrance.

     "MATERIAL ADVERSE EFFECT" means any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole.

     "PERMITS" means any franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges.

     "PERSON" means any individual, association, corporation, partnership, limited liability company, joint venture, estates, trust or unincorporated organization or any government or any agency or political subdivision thereof, including, without limitation, any partner, officer, director, member or employee of such Person.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement in the form of Exhibit D hereto, dated as of the Closing Date, to be executed by and among the Company and the Investors.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement in the form of EXHIBIT E hereto, dated as of the Closing Date, to be executed by and among the Company, Dr. Yalcin Ayalsi and the Investors.

     "SUBSIDIARY" means any corporation more than 50% of the outstanding voting securities of which, or any partnership, joint venture or other entity more than 50% of the total equity interest of which, is directly or indirectly owned by the Company or any other entity otherwise controlled by or under common control with the Company.

     "TAXES" means any federal, state, local, foreign or other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income.

SECTION 8 GENERAL

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     8.1   AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and the Investors (in accordance with the immediately succeeding sentence). Any actions required to be taken or consents, approvals, votes or waivers required or contemplated to be given by the Investors herein shall require a vote of a majority-in-interest of the Investors based on the relative holdings of Series A Preferred Stock or Conversion Shares of the Company of the Investors as a group at the relevant time and any such action by such percentage of Investors shall bind all of the Investors. The Company agrees to pay the reasonable fees and out-of-pocket expenses of the Investor's counsel in connection with the waiver or amendment of any provision of this Agreement and any agreement executed pursuant hereto.

     8.2 LEGEND ON SECURITIES. The Company and the Investors acknowledge and agree that the following legend (or one substantially similar thereto) shall be typed on each certificate evidencing any of the Series A Preferred Stock issued hereunder held at any time by an Investor:

           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

     8.3 GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts, without giving effect to conflict of laws principles thereof.

     8.4 SECTION HEADINGS AND GENDER. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

     8.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     8.6 NOTICES AND DEMANDS. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five (5) business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) business days after being sent by overnight delivery providing receipt of delivery, to:

           (a)  if to the Company:

                Hittite Microwave Corporation
                12 Elizabeth Drive
                Chelmsford, MA 01824
                Fax: (978) 250-3373
                Attn: Dr. Yalcin Ayasli

or at such other address designated by the Company to the Investors in writing with a copy to:

                Choate, Hall & Stewart
                Exchange Place
                53 State Street
                Boston, MA 02109-2891
                Fax: (617) 248-4000

                Attn: Robert V. Jahrling III, P.C.

     (b) if to the Investors, at the mailing addresses as shown on EXHIBIT A, or at such other address designated by an Investor to the Company in writing, with a copy to:

                McDermott, Will & Emery
                28 State Street
                Boston, MA 02109-1775
                Fax: (617) 535-3800
                Attn: John J. Egan III, P.C.

     8.7   DISPUTE RESOLUTION.

           (a) All disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the American Arbitration Association ("AAA"). If AAA ceases operations, then the parties shall select a comparable organization that provides qualified arbitration services. The arbitration shall be held in Boston, Massachusetts before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by AAA unless specifically modified herein.

     The parties covenant and agree that the arbitration hearing shall commence within ninety (90) days after the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration hearing, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration hearing or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within three (3) months of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any finding of liability or award of damages. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

     The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in his or her discretion assess fees and costs (including the reasonable legal fees and expenses of the prevailing party whether claimant or respondent) against any party to a proceeding. Any party failing or refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. Nothing in this Section 8.7 shall prohibit any party from proceeding in court without prior arbitration for the limited purpose of seeking injunctive relief to avoid immediate and irreparable harm. The provisions of this Section 8.7 shall be enforceable in any court of competent jurisdiction.

           (b) Each of the parties hereto irrevocably and unconditionally consents to the exclusive use of AAA to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the federal and/or state courts in The Commonwealth of Massachusetts for the purposes of enforcing the arbitration provisions of Section 8.7(a) of this Agreement. Each party Rather irrevocably waives any objection to proceeding before AAA based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before AAA has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

     8.8 REMEDIES, SEVERABILITY. Notwithstanding Section 8.7, it is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance in the federal or state courts in The Commonwealth of Massachusetts (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     8.9 INTEGRATION. This Agreement, including the exhibits, schedules, documents and instruments referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the letter of intent dated September 28, 2000 among the Investors and the Company in respect of the transactions contemplated herein.

     8.10 CONFIDENTIALITY. Each Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor its investment in the Company any confidential, proprietary or secret information which such Investor may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Investor pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder ("CONFIDENTIAL INFORMATION"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 8.10 by such Investor); PROVIDED, HOWEVER, that an Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Series A Preferred Stock from such Investor as long as such prospective purchaser agrees to be bound by the provisions of this Section 8.10, (iii) to any Affiliate of such Investor or to a partner, employee, authorized representative, stockholder or subsidiary of such Investor for the purposes of monitoring and evaluating its investment in the Company or (v) as may otherwise be required by law, provided that the Investor takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding anything herein to the contrary, it is expressly understood and agreed that access by an Investor to any such Confidential Information of the Company shall not (i) preclude an individual who has seen such Confidential Information from working on similar investment opportunities for such Investor, provided that such individual does not make reference to such Confidential Information and does not divulge the substance of such Confidential Information, or (ii) prevent such Investor's employees or partners who had access to such Confidential Information from using such information retained as part of their general skill, knowledge, talent and expertise.

     8.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                              COMPANY:

                              HITTITE MICROWAVE CORPORATION


                              By: /s/ Yalcin Ayasli
                                  ----------------------------------------------
                                  Name:  Dr. Yalcin Ayasli
                                  Title: Chief Executive

                              INVESTORS:

                              SUMMIT INVESTORS III, L.P.


                              By: /s/ Bruce R. Evans
                                  ----------------------------------------------
                                  Name:  Bruce R. Evans
                                  Title: General Partner


                              SUMMIT V ADVISORS FUND, L.P.

                              By: Summit Partners, LLC
                                  Its General Partner


                              By: /s/ Bruce R. Evans
                                  ----------------------------------------------
                                  Name:  Bruce R. Evans
                                  Title: Member


                              SUMMIT V ADVISORS FUND (QP), L.P.

                              By: Summit Partners, LLC
                                  Its General Partner


                              By: /s/ Bruce R. Evans
                                  ----------------------------------------------
                                  Name:  Bruce R. Evans
                                  Title: Member


                              SUMMIT V COMPANION FUND, L.P.

                              By: Summit Partners V, L.P.
                                  Its General Partner

                              By: Summit Partners, LLC
                                  Its General Partner


                              By: /s/ Bruce R. Evans
                                  ----------------------------------------------
                                  Name:  Bruce R. Evans
                                  Title: Member

                              SUMMIT VENTURES V, L.P.

                              By: Summit Partners V, L.P.
                                  Its General Partner

                              By: Summit Partners, LLC
                                  Its General Partner


                              By: /s/ Bruce R. Evans
                                  ----------------------------------------------
                                  Name:  Bruce R. Evans
                                  Title: Member